Exhibit 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.

ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Richard W. Baskerville	Nancy S. Boyd	Alexander M. Johnson	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Bruce Graves	James L. Pray	James S. Niblock	G. Brian Pingel
	Steven C. Schoenebaum	Brenton D. Soderstrum	Rebecca A. Brommel	Camille L. Urban
	Harold N. Schneebeck	Michael D. Treinen	Mark E. Roth	Adam W. Jones
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Scott L. Long	Tina R. Thompson
FACSIMILE: (515) 283-0231	William C. Brown	Ronni F. Begleiter	Brian M. Green
	Richard K. Updegraff	Miranda L. Hughes	Dustin D. Smith
	Paul E. Carey	Kelly D. Hamborg	Catherine C. Cownie
URL: www.ialawyers.com	Douglas E. Gross	William E. Hanigan	Laura N. Martino
	John D. Hunter	Mary A. Ericson	Amy R. Piepmeier
	James H. Gilliam	Barbara B. Burnett	Elizabeth A. Coonan
	Robert D. Andeweg	Michael J. Green	Britney L. Schnathorst
	Alice Eastman Helle	Michael A. Dee	Sara L. Keenan
	Michael R. Blaser	Danielle Dixon Smid	Rebecca A. Reisinger
Offices in:	Thomas D. Johnson	Brian P. Rickert
West Des Moines, Iowa	Christopher R. Sackett	Valerie D. Bandstra
Pella, Iowa	Sean P. Moore	Ann Holden Kendell		Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2470
WRITER’S DIRECT FAX NO.
(515) 323-8570
WRITER’S E-MAIL ADDRESS
sackett@ialawyers.com
February 10, 2006
Board of Directors
Southern Iowa BioEnergy LLC
115 S. Linden Street
Lamoni, Iowa 50144
Re: 2006 Registration Statement on Form SB-2
Dear Directors:
In connection with the proposed offer and sale of up to 30,250 units of the membership interests (the “Membership Units”) of Southern Iowa BioEnergy LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of units;

4.	The Company’s Registration Statement on Form SB-2, as filed by the Company on [effective date] with the United States Securities and Exchange Commission; and

5.	The Company’s Form of Subscription Agreement for the purchase of Membership Units offered pursuant to the Registration Statement.
In rendering our opinions, with the consent of the Company, we have relied upon: (i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent

February 9,2006

investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.
The opinions expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.

Very truly yours,

Christopher R. Sackett
CRS:bls